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                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Option Plan of WHG Resorts & Casinos Inc. of our reports with respect to the consolidated financial statements of WHG Resorts & Casinos Inc., formerly known as Williams Hotel Corporation, and the financial statements of Posadas de San Juan Associates, WKA El Con Associates and El Conquistador Partnership L.P., included in the Registration Statement No. 1-12783 (Form 10), filed with the Securities and Exchange Commission.

Chicago, Illinois                                              ERNST & YOUNG LLP
June 17, 1997




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